Exhibit 10.13

CALIFORNIA
CALIFORNIA	RESIDENTIAL PURCHASE AGREEMENT
ASSOCIATION	AND JOINT ESCROW INSTRUCTIONS
OF REALTORS®	For Use With Single Family Residential Property - Attached or Detached
(C.A.R. Form RPA-CA, Revised 10/02)

Date July 1, 2007 , at Yorba Linda		, California.
1.	OFFER:
	A. THIS IS AN OFFER FROM Ministry Partners Investment Corporation	("Buyer").
B. THE REAL PROPERTY TO BE ACQUIRED is described as 2648 Hampton Way, Clovis CA 93611
	, Assessor's Parcel No. 310-430-62	, situated in
	Clovis, County of Fresno	, California, ("Property").
C. THE PURCHASE PRICE offered is Four Hundred Fifty Thousand
Dollars $450,000.00
	D. CLOSE OF ESCROW shall occur on (date) (or ☒ 15	Days After Acceptance).

2.
FINANCE TERMS: Obtaining the loans below is a contingency of this Agreement unless: (i) either 2K or 2L is checked below; or (ii) otherwise agreed in writing. Buyer shall act diligently and in good faith to obtain the designated loans. Obtaining deposit, down payment and closing costs is not a contingency. Buyer represents that funds will be good when deposited with Escrow Holder.

A.	INITIAL DEPOSIT: Buyer has given a deposit in the amount of	$
to the agent submitting the offer (or to ❑__________________________________ ), by personal check (or ❑____________________ ), made payable to  _____________________________________________________________________________________________________ which shall be held uncashed until Acceptance and then deposited within 3 business days after Acceptance (or ❑__________________________________________________________________________________ ), with Escrow Holder, (or ❑ into Broker's trust account).
B.	INCREASED DEPOSIT: Buyer shall deposit with Escrow Holder an increased deposit in the amount of	$
within___________ Days After Acceptance, or ❑_____________________________________________________________________________________
C.	FIRST LOAN IN THE AMOUNT OF	$
(1)	NEW First Deed of Trust in favor of lender, encumbering the Property, securing a note payable at maximum interest of % fixed rate, or % initial adjustable rate with a maximum interest rate of _____________ %, balance due in _____________ years, amortized over _____________ years. Buyer shall pay loan fees/points not to exceed _____________________ . (These terms apply whether the designated loan is conventional, FHA or VA.)
(2)	❑ FHA ❑ VA: (The following terms only apply to the FHA or VA loan that is checked.)
Seller shall pay                              % discount points. Seller shall pay other fees not allowed to be paid by Buyer, ❑not to exceed $ . Seller shall pay the cost of lender required Repairs (including those for wood destroying pest) not otherwise provided for in this Agreement, ❑ not to exceed $    . (Actual loan amount may increase if mortgage insurance premiums, funding fees or closing costs are financed.)
D.	ADDITIONAL FINANCING TERMS: ❑Seller financing,(C.A.R. FormSFA);❑secondary financing,	$
(C.A.R. Form PAA, paragraph 4A); ❑ assumed financing (C.A.R. Form PAA, paragraph 4B)
E.	BALANCE OF PURCHASE PRICE (not including costs of obtaining loans and other closing costs) in the amount of to be deposited with Escrow Holder within sufficient time to close escrow.	$450,000.00

F.	PURCHASE PRICE (TOTAL):	$450,000.00
G.
LOAN APPLICATIONS: Within 7 (or ❑ ____________) Days After Acceptance, Buyer shall provide Seller a letter from lender or mortgage loan broker stating that, based on a review of Buyer's written application and credit report, Buyer is prequalified or preapproved for the NEW loan specified in 2C above.

H.
VERIFICATION OF DOWN PAYMENT AND CLOSING COSTS:  Buyer (or Buyer's lender or loan broker pursuant to 2G) shall, within 7 (or ❑_____________) Days After Acceptance, provide Seller written verification of Buyer's down payment and closing costs.

I.
LOAN CONTINGENCY REMOVAL: (i) Within 17 (or ❑ ___________) Days After Acceptance, Buyer shall, as specified in paragraph 14, remove the loan contingency or cancel this Agreement; OR (ii) (if checked) ❑ the loan contingency shall remain in effect until the designated loans are funded.

J.
APPRAISAL CONTINGENCY AND REMOVAL: This Agreement is (OR, if checked, ❑ is NOT) contingent upon the Property appraising at no less than the specified purchase price. If there is a loan contingency, at the time the loan contingency is removed (or, if checked, ❑ within 17 (or ❑     ) Days After Acceptance), Buyer shall, as specified in paragraph 14B(3), remove the appraisal contingency or cancel this Agreement. If there is no loan contingency, Buyer shall, as specified in paragraph 14B(3), remove the appraisal contingency within 17 (or ___________ ) Days After Acceptance.

K.
☒NO LOAN CONTINGENCY (If checked): Obtaining any loan in paragraphs 2C, 2D or elsewhere in this Agreement is NOT a contingency of this Agreement. If Buyer does not obtain the loan and as a result Buyer does not purchase the Property, Seller may be entitled to Buyer's deposit or other legal remedies.

L.
☒ ALL CASH OFFER (If checked): No loan is needed to purchase the Property. Buyer shall, within 7 (or ❑ ) Days After Acceptance, provide Seller written verification of sufficient funds to close this transaction.

3.	CLOSING AND OCCUPANCY:
	A.	Buyer intends (or ❑ does not intend) to occupy the Property as Buyer's primary residence.
B.
Seller-occupied or vacant property: Occupancy shall be delivered to Buyer at ______________ ❑ AM ❑ PM, ❑ on the date of Close Of Escrow; ❑ on _____________; or ❑ no later than ________________ Days After Close Of Escrow. (C.A.R. Form PAA, paragraph 2.) If transfer of title and occupancy do not occur at the same time

Buyer's Initials ( __________ ) (__________ )
The copyright laws of the United States (Title 17 U.S. Code) forbid the unauthorized
reproduction of this form, or any portion thereof, by photocopy machine or any other	Seller's Initials (___________ ) (__________ )
means, including facsimile or computerized formats. Copyright ® 1991-2004,
Reviewed by Date

EQUAL HOUSING
OPPORTUNITY
RPA-CA REVISED 10/02 (PAGE 1 OF 8) CALIFORNIA RESIDENTIAL PURCHASE AGREEMENT (RPA-CA PAGE 1 OF 8)
Agent: Heather Francine         Phone: (714) 299 - 9829                                                              Fax: (714) 961 - 5497                                       Prepared using WINForms® software
Broker: Integrity Real Estate & Investment Group 18200 Yorba Linda Blvd. Ste 109D, Yorba Linda CA 92886

Property Address:	2648 Hampton Way, Clovis, CA 93611	Date:	July 1, 2007

C.
Tenant-occupied property: (i) Property shall be vacant at least 5 (or ❑ __________) Days Prior to Close Of Escrow, unless otherwise agreed in writing.  Note to Seller:  If you are unable to deliver Property vacant in accordance with rent control and other applicable Law, you may be in breach of this Agreement.

OR          (ii) (if checked) ❑ Tenant to remain in possession.  The attached addendum is incorporated into this Agreement (C.A.R. Form PAA, paragraph 3.);
OR          (iii) (if checked) ❑ This Agreement is contingent upon Buyer and Seller entering into a written agreement regarding occupancy of the Property within the time specified in paragraph 14B(1). If no written agreement is reached within this time, either Buyer or Seller may cancel this Agreement in writing.
D.
At Close Of Escrow, Seller assigns to Buyer any assignable warranty rights for items included in the sale and shall provide any available Copies of such warranties. Brokers cannot and will not determine the assignability of any warranties.

E.
At Close Of Escrow, unless otherwise agreed in writing, Seller shall provide keys and/or means to operate all locks, mailboxes, security systems, alarms and garage door openers. If Property is a condominium or located in a common interest subdivision, Buyer may be required to pay a deposit to the Homeowners' Association ("HOA") to obtain keys to accessible HOA facilities.

4.
ALLOCATION OF COSTS (If checked): Unless otherwise specified here, this paragraph only determines who is to pay for the report, inspection, test or service mentioned. If not specified here or elsewhere in this Agreement, the determination of who is to pay for any work recommended or identified by any such report, inspection, test or service shall be by the method specified in paragraph 14B(2).

 A. WOOD DESTROYING PEST INSPECTION:
(1)
❑ Buyer ❑ Seller shall pay for an inspection and report for wood destroying pests and organisms ("Report") which shall be prepared by                                                                                                                                                                                     , a registered structural pest control company. The Report shall cover the accessible areas of the main building and attached structures and, if checked: ❑ detached garages and carports, ❑ detached decks, ❑ the following other structures or areas                                                                                                                                                                                                           .  The Report shall not include roof coverings. If Property is a condominium or located in a common interest subdivision, the Report shall include only the separate interest and any exclusive-use areas being transferred and shall not include common areas, unless otherwise agreed. Water tests of shower pans on upper level units may not be performed without consent of the owners of property below the shower.

 OR             (2) ❑ (If checked) The attached addendum (C.A.R. Form WPA) regarding wood destroying pest inspection and allocation of cost is incorporated into this Agreement.
 B. OTHER INSPECTIONS AND REPORTS:
(1)	❑ Buyer ☒ Seller shall pay to have septic or private sewage disposal systems inspected __________________________________
(2)	❑ Buyer ☒ Seller shall pay to have domestic wells tested for water potability and productivity ______________________________
(3)	❑ Buyer ☒ Seller shall pay for a natural hazard zone disclosure report prepared by Sellers Choice
(4)	❑ Buyer ❑ Seller shall pay for the following inspection or report ____________________________________
(5)	❑ Buyer ❑ Seller shall pay for the following inspection or report _____________________________________
 C. GOVERNMENT REQUIREMENTS AND RETROFIT:
(1)
❑ Buyer ☒ Seller shall pay for smoke detector installation and/or water heater bracing, if required by Law. Prior to Close Of Escrow, Seller shall provide Buyer a written statement of compliance in accordance with state and local Law, unless exempt.

(2)	Buyer ☒ Seller shall pay the cost of compliance with any other minimum mandatory government retrofit standards, inspections and reports if required as a condition of closing escrow under any Law.__________________________________________________________________
 D. ESCROW AND TITLE:
(1)	☒ Buyer ☒ Seller shall pay escrow fee 50/50 each their own Escrow Holder shall be Gold Country Escrow
(2)
❑ Buyer ☒ Seller shall pay for owner's title insurance policy specified in paragraph 12E __________________________________________
Owner's title policy to be issued by Land America Southland
(Buyer shall pay for any title insurance policy insuring Buyer's lender, unless otherwise agreed in writing.)

 E. OTHER COSTS:
(1)	❑ Buyer ☒ Seller shall pay County transfer tax or transfer fee _____________________________________
(2)	❑ Buyer ☒ Seller shall pay City transfer tax or transfer fee ________________________________________
(3)	❑ Buyer ☒ Seller shall pay HOA transfer fee __________________________________________________
(4)	❑ Buyer ☒ Seller shall pay HOA document preparation fees ______________________________________
(5)	☒ Buyer ❑ Seller shall pay the cost, not to exceed $ $400.00 , of a one-year home warranty plan, issued by Fidelity Home Warranty with the following optional coverage: HVAC
(6)	❑ Buyer ❑ Seller shall pay for _____________________________________________________________
(7)	❒ Buyer ❑ Seller shall pay for _______________________________________________________
5.	STATUTORY DISCLOSURES (INCLUDING LEAD-BASED PAINT HAZARD DISCLOSURES) AND CANCELLATION RIGHTS:
A.	(1)
Seller shall, within the time specified in paragraph 14A, deliver to Buyer, if required by Law: (i) Federal Lead-Based Paint Disclosures and pamphlet ("Lead Disclosures"); and (ii) disclosures or notices required by sections 1102 et. seq. and 1103 et. seq. of the California Civil Code ("Statutory Disclosures"). Statutory Disclosures include, but are not limited to, a Real Estate Transfer Disclosure Statement ("TDS"), Natural Hazard Disclosure Statement ("NHD"), notice or actual knowledge of release of illegal controlled substance, notice of special tax and/or assessments (or, if allowed, substantially equivalent notice regarding the Mello-Roos Community Facilities Act and Improvement Bond Act of 1915) and, if Seller has actual knowledge, an industrial use and military ordnance location disclosure (C.A.R. Form SSD).

(2)	Buyer shall, within the time specified in paragraph 14B(1), return Signed Copies of the Statutory and Lead Disclosures to Seller.
(3)
In the event Seller, prior to Close Of Escrow, becomes aware of adverse conditions materially affecting the Property, or any material inaccuracy in disclosures, information or representations previously provided to Buyer of which Buyer is otherwise unaware, Seller shall promptly provide a subsequent or amended disclosure or notice, in writing, covering those items. However, a subsequent or amended disclosure shall not be required for conditions and material inaccuracies disclosed in reports ordered and paid for by Buyer.

Buyer's Initials (               ) (                )
Seller's Initials (               ) (                )

EQUAL HOUSING
OPPORTUNITY

Copyright © 1991-2004, CALIFORNIA ASSOCIATION OF REALTORS®, INC.	Reviewed by Date
RPA-CA REVISED 10/02 (PAGE 2 OF 8)
Ministry Partners
CALIFORNIA RESIDENTIAL PURCHASE AGREEMENT (RPA-CA PAGE 2 OF 8)

Property Address:	2648 Hampton Way, Clovis, CA 93611	Date:	July 1, 2007

(4)
If any disclosure or notice specified in 5A(1), or subsequent or amended disclosure or notice is delivered to Buyer after the offer is Signed, Buyer shall have the right to cancel this Agreement within 3 Days After delivery in person, or 5 Days After delivery by deposit in the mail, by giving written notice of cancellation to Seller or Seller's agent. (Lead Disclosures sent by mail must be sent certified mail or better.)

(5)	Note to Buyer and Seller: Waiver of Statutory and Lead Disclosures is prohibited by Law.
B.
NATURAL AND ENVIRONMENTAL HAZARDS: Within the time specified in paragraph 14A, Seller shall, if required by Law: (i) deliver to Buyer earthquake guides (and questionnaire) and environmental hazards booklet; (ii) even if exempt from the obligation to provide a NHD, disclose if the Property is located in a Special Flood Hazard Area; Potential Flooding (Inundation) Area; Very High Fire Hazard Zone; State Fire Responsibility Area; Earthquake Fault Zone; Seismic Hazard Zone; and (iii) disclose any other zone as required by Law and provide any other information required for those zones.

C.
 DATA BASE DISCLOSURE: NOTICE: The California Department of Justice, sheriff's departments, police departments serving jurisdictions of 200,000 or more and many other local law enforcement authorities maintain for public access a data base of the locations of persons required to register pursuant to paragraph (1) of subdivision (a) of Section 290.4 of the Penal Code. The data base is updated on a quarterly basis and a source of information about the presence of these individuals in any neighborhood. The Department of Justice also maintains a Sex Offender Identification Line through which inquiries about individuals may be made. This is a "900" telephone service. Callers must have specific information about individuals they are checking. Information regarding neighborhoods is not available through the "900" telephone service.

6.	CONDOMINIUM/PLANNED UNIT DEVELOPMENT DISCLOSURES:
A.
SELLER HAS: 7 (or ❑                           ) Days After Acceptance to disclose to Buyer whether the Property is a condominium, or is located in a planned unit development or other common interest subdivision (C.A.R. Form SSD).

B.
If the Property is a condominium or is located in a planned unit development or other common interest subdivision, Seller has 3 (or ❑                      ) Days After Acceptance to request from the HOA (CA.R. Form HOA): (i) Copies of any documents required by Law; (ii) disclosure of any pending or anticipated claim or litigation by or against the HOA; (iii) a statement containing the location and number of designated parking and storage spaces; (iv) Copies of the most recent 12 months of HOA minutes for regular and special meetings; and (v) the names and contact information of all HOAs governing the Property (collectively, "CI Disclosures"). Seller shall itemize and deliver to Buyer all CI Disclosures received from the HOA and any CI Disclosures in Seller's possession. Buyer's approval of CI Disclosures is a contingency of this Agreement as specified in paragraph 14B(3).

7.	CONDITIONS AFFECTING PROPERTY:
A.
Unless otherwise agreed: (i) the Property is sold (a) in its PRESENT physical condition as of the date of Acceptance and (b) subject to Buyer's Investigation rights; (ii) the Property, including pool, spa, landscaping and grounds, is to be maintained in substantially the same condition as on the date of Acceptance; and (iii) all debris and personal property not included in the sale shall be removed by Close Of Escrow.

B.
SELLER SHALL, within the time specified in paragraph 14A, DISCLOSE KNOWN MATERIAL FACTS AND DEFECTS affecting the Property, including known insurance claims within the past five years, AND MAKE OTHER DISCLOSURES REQUIRED BY LAW (C.A.R. Form SSD).

C.
NOTE TO BUYER: You are strongly advised to conduct investigations of the entire Property in order to determine its present condition since Seller may not be aware of all defects affecting the Property or other factors that you consider important. Property improvements may not be built according to code, in compliance with current Law, or have had permits issued.

D.
NOTE TO SELLER: Buyer has the right to inspect the Property and, as specified in paragraph 14B, based upon information discovered in those inspections: (i) cancel this Agreement; or (ii) request that you make Repairs or take other action.

8.	ITEMS INCLUDED AND EXCLUDED:
A.	NOTE TO BUYER AND SELLER: Items listed as included or excluded in the MLS, flyers or marketing materials are not included in the purchase price or excluded from the sale unless specified in 8B or C.
B.	ITEMS INCLUDED IN SALE:
(1)	All EXISTING fixtures and fittings that are attached to the Property;
(2)
Existing electrical, mechanical, lighting, plumbing and heating fixtures, ceiling fans, fireplace inserts, gas logs and grates, solar systems, built-in appliances, window and door screens, awnings, shutters, window coverings, attached floor coverings, television antennas, satellite dishes, private integrated telephone systems, air coolers/conditioners, pool/spa equipment, garage door openers/remote controls, mailbox, in-ground landscaping, trees/shrubs, water softeners, water purifiers, security systems/alarms; and

(3)	The following items: __________________________________________________________________________________________________
(4)	Seller represents that all items included in the purchase price, unless otherwise specified, are owned by Seller.
(5)	All items included shall be transferred free of liens and without Seller warranty.
C.	ITEMS EXCLUDED FROM SALE:
9.	BUYER'S INVESTIGATION OF PROPERTY AND MATTERS AFFECTING PROPERTY:
A.
Buyer's acceptance of the condition of, and any other matter affecting the Property, is a contingency of this Agreement as specified in this paragraph and paragraph 14B. Within the time specified in paragraph 14B(1), Buyer shall have the right, at Buyer's expense unless otherwise agreed, to conduct inspections, investigations, tests, surveys and other studies ("Buyer Investigations"), including, but not limited to, the right to: (i) inspect for lead-based paint and other lead-based paint hazards; (ii) inspect for wood destroying pests and organisms; (iii) review the registered sex offender database; (iv) confirm the insurability of Buyer and the Property; and (v) satisfy Buyer as to any matter specified in the attached Buyer's Inspection Advisory (C.A.R. Form BIA). Without Seller's prior written consent, Buyer shall neither make nor cause to be made: (i) invasive or destructive Buyer Investigations; or (ii) inspections by any governmental building or zoning inspector or government employee, unless required by Law.

B.
Buyer shall complete Buyer Investigations and, as specified in paragraph 14B, remove the contingency or cancel this Agreement. Buyer shall give Seller, at no cost, complete Copies of all Buyer Investigation reports obtained by Buyer. Seller shall make the Property available for all Buyer Investigations. Seller shall have water, gas, electricity and all operable pilot lights on for Buyer's Investigations and through the date possession is made available to Buyer.

Buyer's Initials (___________ ) (__________ )
Seller's Initials (___________ ) (__________ )

EQUAL HOUSING
OPPORTUNITY
Copyright © 1991-2004, CALIFORNIA ASSOCIATION OF REALTORS®, INC.
RPA-CA REVISED 10/02 (PAGE 3 OF 8)	Reviewed by Date
Ministry Partners
CALIFORNIA RESIDENTIAL PURCHASE AGREEMENT (RPA-CA PAGE 3 OF 8)

Property Address:	2648 Hampton Way, Clovis, CA 93611	Date:	July 1, 2007

10.
REPAIRS: Repairs shall be completed prior to final verification of condition unless otherwise agreed in writing. Repairs to be performed at Seller's expense may be performed by Seller or through others, provided that the work complies with applicable Law, including governmental permit, inspection and approval requirements. Repairs shall be performed in a good, skillful manner with materials of quality and appearance comparable to existing materials. It is understood that exact restoration of appearance or cosmetic items following all Repairs may not be possible. Seller shall: (i) obtain receipts for Repairs performed by others; (ii) prepare a written statement indicating the Repairs performed by Seller and the date of such Repairs; and (iii) provide Copies of receipts and statements to Buyer prior to final verification of condition.

11.
BUYER INDEMNITY AND SELLER PROTECTION FOR ENTRY UPON PROPERTY: Buyer shall: (i) keep the Property free and clear of liens; (ii) Repair all damage arising from Buyer Investigations; and (iii) indemnify and hold Seller harmless from all resulting liability, claims, demands, damages and costs. Buyer shall carry, or Buyer shall require anyone acting on Buyer's behalf to carry, policies of liability, workers' compensation and other applicable insurance, defending and protecting Seller from liability for any injuries to persons or property occurring during any Buyer Investigations or work done on the Property at Buyer's direction prior to Close Of Escrow. Seller is advised that certain protections may be afforded Seller by recording a "Notice of Non-responsibility" (C.A.R. Form NNR) for Buyer Investigations and work done on the Property at Buyer's direction. Buyer's obligations under this paragraph shall survive the termination of this Agreement.

12.	TITLE AND VESTING:
A.
Within the time specified in paragraph 14, Buyer shall be provided a current preliminary (title) report, which is only an offer by the title insurer to issue a policy of title insurance and may not contain every item affecting title. Buyer's review of the preliminary report and any other matters which may affect title are a contingency of this Agreement as specified in paragraph 14B.

B.
Title is taken in its present condition subject to all encumbrances, easements, covenants, conditions, restrictions, rights and other matters, whether of record or not, as of the date of Acceptance except: (i) monetary liens of record unless Buyer is assuming those obligations or taking the Property subject to those obligations; and (ii) those matters which Seller has agreed to remove in writing.

C.	Within the time specified in paragraph 14A, Seller has a duty to disclose to Buyer all matters known to Seller affecting title, whether of record or not.
D.
At Close Of Escrow, Buyer shall receive a grant deed conveying title (or, for stock cooperative or long-term lease, an assignment of stock certificate or of Seller's leasehold interest), including oil, mineral and water rights if currently owned by Seller. Title shall vest as designated in Buyer's supplemental escrow instructions. THE MANNER OF TAKING TITLE MAY HAVE SIGNIFICANT LEGAL AND TAX CONSEQUENCES. CONSULT AN APPROPRIATE PROFESSIONAL.

E.
Buyer shall receive a CLTAIALTA Homeowner's Policy of Title Insurance. A title company, at Buyer's request, can provide information about the availability, desirability, coverage, and cost of various title insurance coverages and endorsements. If Buyer desires title coverage other than that required by this paragraph, Buyer shall instruct Escrow Holder in writing and pay any increase in cost.

13.	SALE OF BUYER'S PROPERTY:
A.	This Agreement is NOT contingent upon the sale of any property owned by Buyer.
OR	B.	❑ (If checked): The attached addendum (C.A.R. Form COP) regarding the contingency for the sale of property owned by Buyer is incorporated into this Agreement.
14.
TIME PERIODS; REMOVAL OF CONTINGENCIES; CANCELLATION RIGHTS: The following time periods may only be extended, altered, modified or changed by mutual written agreement. Any removal of contingencies or cancellation under this paragraph must be in writing (C.A.R. Form CR).

A.
SELLER HAS: 7 (or ❑ ____________________) Days After Acceptance to deliver to Buyer all reports, disclosures and information for which Seller is responsible under paragraphs 4, 5A and B, 6A, 7B and 12.

B.	(1)	BUYER HAS: 17 (or ❑ ________________) Days After Acceptance, unless otherwise agreed in writing, to:
(i) complete all Buyer Investigations; approve all disclosures, reports and other applicable information, which Buyer receives from Seller; and approve all matters affecting the Property (including lead-based paint and lead-based paint hazards as well as other information specified in paragraph 5 and insurability of Buyer and the Property); and
(ii) return to Seller Signed Copies of Statutory and Lead Disclosures delivered by Seller in accordance with paragraph 5A.
(2)
Within the time specified in 14B(1), Buyer may request that Seller make repairs or take any other action regarding the Property (C.A.R. Form RR). Seller has no obligation to agree to or respond to Buyer's requests.

(3)
By the end of the time specified in 14B(1) (or 21 for loan contingency or 2J for appraisal contingency), Buyer shall, in writing, remove the applicable contingency (C.A.R. Form CR) or cancel this Agreement. However, if (i) government-mandated inspections/ reports required as a condition of closing; or (ii) Common Interest Disclosures pursuant to paragraph 6B are not made within the time specified in 14A, then Buyer has 5 (or ❑) Days After receipt of any such items, or the time specified in 14B(1), whichever is later, to remove the applicable contingency or cancel this Agreement in writing.

C.	CONTINUATION OF CONTINGENCY OR CONTRACTUAL OBLIGATION; SELLER RIGHT TO CANCEL:
(1)
Seller right to Cancel; Buyer Contingencies: Seller, after first giving Buyer a Notice to Buyer to Perform (as specified below), may cancel this Agreement in writing and authorize return of Buyer's deposit if, by the time specified in this Agreement, Buyer does not remove in writing the applicable contingency or cancel this Agreement. Once all contingencies have been removed, failure of either Buyer or Seller to close escrow on time may be a breach of this Agreement.

(2)
Continuation of Contingency: Even after the expiration of the time specified in 14B, Buyer retains the right to make requests to Seller, remove in writing the applicable contingency or cancel this Agreement until Seller cancels pursuant to 14C(1). Once Seller receives Buyer's written removal of all contingencies, Seller may not cancel this Agreement pursuant to 14C(1).

(3)
Seller right to Cancel; Buyer Contract Obligations: Seller, after first giving Buyer a Notice to Buyer to Perform (as specified below), may cancel this Agreement in writing and authorize return of Buyer's deposit for any of the following reasons: (i) if Buyer fails to deposit funds as required by 2A or 2B; (ii) if the funds deposited pursuant to 2A or 2B are not good when deposited; (iii) if Buyer fails to provide a letter as required by 2G; (iv) if Buyer fails to provide verification as required by 2H or 2L; (v) if Seller reasonably disapproves of the verification provided by 2H or 2L; (vi) if Buyer fails to return Statutory and Lead Disclosures as required by paragraph 5A(2); or (vii) if Buyer fails to sign or initial a separate liquidated damage form for an increased deposit as required by paragraph 16. Seller is not required to give Buyer a Notice to Perform regarding Close of Escrow.

(4)
Notice To Buyer To Perform: The Notice to Buyer to Perform (C.A.R. Form NBP) shall: (i) be in writing; (ii) be signed by Seller; and (iii) give Buyer at least 24 (or ❑                    ) hours (or until the time specified in the applicable paragraph, whichever occurs last) to take the applicable action. A Notice to Buyer to Perform may not be given any earlier than 2 Days Prior to the expiration of the applicable time for Buyer to remove a contingency or cancel this Agreement or meet a 14C(3) obligation.

Buyer's Initials (________ ) (_________ )
Seller's Initials (________ ) (_________ )

Reviewed by Date

EQUAL HOUSING
OPPORTUNITY
Copyright © 1991-2004, CALIFORNIA ASSOCIATION OF REALTORS®, INC.
RPA-CA REVISED 10/02 (PAGE 4 OF 8)
Ministry Partners
CALIFORNIA RESIDENTIAL PURCHASE AGREEMENT (RPA-CA PAGE 4 OF 8)

Property Address:	2648 Hampton Way, Clovis, CA 93611	Date:	July 1, 2007

D.
EFFECT OF BUYER'S REMOVAL OF CONTINGENCIES: If Buyer removes, in writing, any contingency or cancellation rights, unless otherwise specified in a separate written agreement between Buyer and Seller, Buyer shall conclusively be deemed to have: (i) completed all Buyer Investigations, and review of reports and other applicable information and disclosures pertaining to that contingency or cancellation right; (ii) elected to proceed with the transaction; and (iii) assumed all liability, responsibility and expense for Repairs or corrections pertaining to that contingency or cancellation right, or for inability to obtain financing.

E.
EFFECT OF CANCELLATION ON DEPOSITS: If Buyer or Seller gives written notice of cancellation pursuant to rights duly exercised under the terms of this Agreement, Buyer and Seller agree to Sign mutual instructions to cancel the sale and escrow and release deposits to the party entitled to the funds, less fees and costs incurred by that party. Fees and costs may be payable to service providers and vendors for services and products provided during escrow. Release of funds will require mutual Signed release instructions from Buyer and Seller, judicial decision or arbitration award. A party may be subject to a civil penalty of up to $1,000 for refusal to sign such instructions if no good faith dispute exists as to who is entitled to the deposited funds (Civil Code §1057.3).

15.
FINALVERIFICATION OF CONDITION: Buyer shall have the right to make a final inspection of the Property within 5 (or                            ) Days Prior to Close Of Escrow, NOT AS A CONTINGENCY OF THE SALE, but solely to confirm: (i) the Property is maintained pursuant to paragraph 7A; (ii) Repairs have been completed as agreed; and (iii) Seller has complied with Seller's other obligations under this Agreement.

16.
LIQUIDATED DAMAGES: If Buyer fails to complete this purchase because of Buyer's default, Seller shall retain, as liquidated damages, the deposit actually paid. If the Property is a dwelling with no more than four units, one of which Buyer intends to occupy, then the amount retained shall be no more than 3% of the purchase price. Any excess shall be returned to Buyer. Release of funds will require mutual, Signed release instructions from both Buyer and Seller, judicial decision or arbitration award.
BUYER AND SELLER SHALL SIGN A SEPARATE LIQUIDATED DAMAGES PROVISION FOR ANY INCREASED DEPOSIT. (C.A.R. FORM RID)

Buyer's Initials / Seller's Initials /
17.	DISPUTE RESOLUTION:
A.
MEDIATION: Buyer and Seller agree to mediate any dispute or claim arising between them out of this Agreement, or any resulting transaction, before resorting to arbitration or court action. Paragraphs 17B(2) and (3) below apply whether or not the Arbitration provision is initialed. Mediation fees, if any, shall be divided equally among the parties involved. If, for any dispute or claim to which this paragraph applies, any party commences an action without first attempting to resolve the matter through mediation, or refuses to mediate after a request has been made, then that party shall not be entitled to recover attorney fees, even if they would otherwise be available to that party in any such action. THIS MEDIATION PROVISION APPLIES WHETHER OR NOT THE ARBITRATION PROVISION IS INITIALED.

B.
ARBITRATION OF DISPUTES: (1) Buyer and Seller agree that any dispute or claim in Law or equity arising between them out of this Agreement or any resulting transaction, which is not settled through mediation, shall be decided by neutral, binding arbitration, including and subject to paragraphs 17B(2) and (3) below. The arbitrator shall be a retired judge or justice, or an attorney with at least 5 years of residential real estate Law experience, unless the parties mutually agree to a different arbitrator, who shall render an award in accordance with substantive California Law. The parties shall have the right to discovery in accordance with California Code of Civil Procedure §1283.05. In all other respects, the arbitration shall be conducted in accordance with Title 9 of Part III of the California Code of Civil Procedure. Judgment upon the award of the arbitrator(s) may be entered into any court having jurisdiction. Interpretation of this agreement to arbitrate shall be governed by the Federal Arbitration Act.

(2)
EXCLUSIONS FROM MEDIATION AND ARBITRATION: The following matters are excluded from mediation and arbitration: (i) a judicial or non-judicial foreclosure or other action or proceeding to enforce a deed of trust, mortgage or installment land sale contract as defined in California Civil Code §2985; (ii) an unlawful detainer action; (iii) the filing or enforcement of a mechanic's lien; and (iv) any matter that is within the jurisdiction of a probate, small claims or bankruptcy court. The filing of a court action to enable the recording of a notice of pending action, for order of attachment, receivership, injunction, or other provisional remedies, shall not constitute a waiver of the mediation and arbitration provisions.

(3)
BROKERS: Buyer and Seller agree to mediate and arbitrate disputes or claims involving either or both Brokers, consistent with 17A and B, provided either or both Brokers shall have agreed to such mediation or arbitration prior to, or within a reasonable time after, the dispute or claim is presented to Brokers. Any election by either or both Brokers to participate in mediation or arbitration shall not result in Brokers being deemed parties to the Agreement.

"NOTICE: BY INITIALING IN THE SPACE BELOW YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE `ARBITRATION OF DISPUTES' PROVISION DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL. BY INITIALING IN THE SPACE BELOW YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS THOSE RIGHTS ARE SPECIFICALLY INCLUDED IN THE `ARBITRATION OF DISPUTES' PROVISION. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY."
"WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE `ARBITRATION OF DISPUTES' PROVISION TO NEUTRAL ARBITRATION."

Buyer's Initials / Seller's Initials /
Buyer's Initials (___________ )
Seller's Initials (___________ )
Reviewed by Date

EQUAL HOUSING
OPPORTUNITY
Copyright © 1991-2004, CALIFORNIA ASSOCIATION OF REALTORS®, INC.
RPA-CA REVISED 10/02 (PAGE 5 OF 8)
Ministry Partners

CALIFORNIA RESIDENTIAL PURCHASE AGREEMENT (RPA-CA PAGE 5 OF 8)

Property Address:	2648 Hampton Way, Clovis, CA 93611	Date:	July 1, 2007

18.
PRORATIONS OF PROPERTY TAXES AND OTHER ITEMS: Unless otherwise agreed in writing, the following items shall be PAID CURRENT and prorated between Buyer and Seller as of Close Of Escrow: real property taxes and assessments, interest, rents, HOA regular, special, and emergency dues and assessments imposed prior to Close Of Escrow, premiums on insurance assumed by Buyer, payments on bonds and assessments assumed by Buyer, and payments on Mello-Roos and other Special Assessment District bonds and assessments that are now a lien. The following items shall be assumed by Buyer WITHOUT CREDIT toward the purchase price: prorated payments on Mello-Roos and other Special Assessment District bonds and assessments and HOA special assessments that are now a lien but not yet due. Property will be reassessed upon change of ownership. Any supplemental tax bills shall be paid as follows: (i) for periods after Close Of Escrow, by Buyer; and (ii) for periods prior to Close Of Escrow, by Seller. TAX BILLS ISSUED AFTER CLOSE OF ESCROW SHALL BE HANDLED DIRECTLY BETWEEN BUYER AND SELLER. Prorations shall be made based on a 30-day month.

19.
WITHHOLDING TAXES: Seller and Buyer agree to execute any instrument, affidavit, statement or instruction reasonably necessary to comply with federal (FIRPTA) and California withholding Law, if required (C.A.R. Forms AS and AB).

20.
MULTIPLE LISTING SERVICE ("MLS"): Brokers are authorized to report to the MLS a pending sale and, upon Close Of Escrow, the terms of this transaction to be published and disseminated to persons and entities authorized to use the information on terms approved by the MLS.

21.	EQUAL HOUSING OPPORTUNITY: The Property is sold in compliance with federal, state and local anti-discrimination Laws.
22.           ATTORNEY FEES: In any action, proceeding, or arbitration between Buyer and Seller arising out of this Agreement, the prevailing Buyer or Seller shall be entitled to reasonable attorney fees and costs from the non-prevailing Buyer or Seller, except as provided in paragraph 17A.
23.
SELECTION OF SERVICE PROVIDERS: If Brokers refer Buyer or Seller to persons, vendors, or service or product providers ("Providers"), Brokers do not guarantee the performance of any Providers. Buyer and Seller may select ANY Providers of their own choosing.

24.
TIME OF ESSENCE; ENTIRE CONTRACT; CHANGES: Time is of the essence. All understandings between the parties are incorporated in this Agreement. Its terms are intended by the parties as a final, complete and exclusive expression of their Agreement with respect to its subject matter, and may not be contradicted by evidence of any prior agreement or contemporaneous oral agreement. If any provision of this Agreement is held to be ineffective or invalid, the remaining provisions will nevertheless be given full force and effect. Neither this Agreement nor any provision in it may be extended, amended, modified, altered or changed, except in writing Signed by Buyer and Seller.

25.	OTHER TERMS AND CONDITIONS, including attached supplements:
A.	☒ Buyer's Inspection Advisory (C.A.R. Form BIA)__________________________________________________________________
B.	☒
C.	☒ Purchase Agreement Addendum (C.A.R. Form PAA paragraph numbers:__________________________
D.	☒ Statewide Buyer and Statewide Seller (C.A.R. Form SBSA)___________________________________________________ Subject to inspection of property
26.	DEFINITIONS: As used in this Agreement:
A.
"Acceptance" means the time the offer or final counter offer is accepted in writing by a party and is delivered to and personally received by the other party or that party's authorized agent in accordance with the terms of this offer or a final counter offer.

B.	"Agreement" means the terms and conditions of this accepted California Residential Purchase Agreement and any accepted counter offers and addenda.
C.	"C.A.R. Form" means the specific form referenced or another comparable form agreed to by the parties.
D.
"Close Of Escrow" means the date the grant deed, or other evidence of transfer of title, is recorded. If the scheduled close of escrow falls on a Saturday, Sunday or legal holiday, then close of escrow shall be the next business day after the scheduled close of escrow date.

E.	"Copy" means copy by any means including photocopy, NCR, facsimile and electronic.
F.	"Days" means calendar days, unless otherwise required by Law.
G.
"Days After" means the specified number of calendar days after the occurrence of the event specified, not counting the calendar date on which the specified event occurs, and ending at 11:59PM on the final day.

H.	"Days Prior" means the specified number of calendar days before the occurrence of the event specified, not counting the calendar date on which the specified event is scheduled to occur.
I.
"Electronic Copy" or "Electronic Signature" means, as applicable, an electronic copy or signature complying with California Law. Buyer and Seller agree that electronic means will not be used by either party to modify or alter the content or integrity of this Agreement without the knowledge and consent of the other.

J.	"Law" means any law, code, statute, ordinance, regulation, rule or order, which is adopted by a controlling city, county, state or federal legislative, judicial or executive body or agency.
K.
"Notice to Buyer to Perform" means a document (C.A.R. Form NBP), which shall be in writing and Signed by Seller and shall give Buyer at least 24 hours (or as otherwise specified in paragraph 14C(4)) to remove a contingency or perform as applicable.

L.	"Repairs" means any repairs (including pest control), alterations, replacements, modifications or retrofitting of the Property provided for under this Agreement.
M.	"Signed" means either a handwritten or electronic signature on an original document, Copy or any counterpart.
N.	Singular and Plural terms each include the other, when appropriate.

Buyer's Initials (________ ) (                   )
Seller's Initials (________ ) (                   )
Reviewed by Date

EQUAL HOUSING
OPPORTUNITY
Copyright © 1991-2004, CALIFORNIA ASSOCIATION OF REALTORS®, INC.
RPA-CA REVISED 10/02 (PAGE 6 OF 8)
Ministry Partners

CALIFORNIA RESIDENTIAL PURCHASE AGREEMENT (RPA-CA PAGE 6 OF 8)

Property Address:	2648 Hampton Way, Clovis, CA 93611	Date:	July 1, 2007

27.	AGENCY:
A.	DISCLOSURE: Buyer and Seller each acknowledge prior receipt of C.A.R. Form AD "Disclosure Regarding Real Estate Agency Relationships."
B.
POTENTIALLY COMPETING BUYERS AND SELLERS: Buyer and Seller each acknowledge receipt of a disclosure of the possibility of multiple representation by the Broker representing that principal. This disclosure may be part of a listing agreement, buyer-broker agreement or separate document (C.A.R. Form DA). Buyer understands that Broker representing Buyer may also represent other potential buyers, who may consider, make offers on or ultimately acquire the Property. Seller understands that Broker representing Seller may also represent other sellers with competing properties of interest to this Buyer.

C.
CONFIRMATION: The following agency relationships are hereby confirmed for this transaction:
Listing Agent ____________________________________________________________________ (Print Firm Name) is the agent of (check one): ❑ the Seller exclusively; or ❑ both the Buyer and Seller.
Selling Agent                                            Integrity Residential Group                                                 (Print Firm Name) (if not same
as Listing Agent) is the agent of (check one): ☒ the Buyer exclusively; or ❑ the Seller exclusively; or ❑ both the Buyer and Seller. Real Estate Brokers are not parties to the Agreement between Buyer and Seller.

28.	JOINT ESCROW INSTRUCTIONS TO ESCROW HOLDER:
A.
The following paragraphs, or applicable portions thereof, of this Agreement constitute the joint escrow instructions of Buyer and Seller to Escrow Holder, which Escrow Holder is to use along with any related counter offers and addenda, and any additional mutual instructions to close the escrow: 1, 2, 4, 12, 13B, 14E, 18, 19, 24, 25B and C, 26, 28, 29, 32A, 33 and paragraph D of the section titled Real Estate Brokers on page 8. If a Copy of the separate compensation agreement(s) provided for in paragraph 29 or 32A, or paragraph D of the section titled Real Estate Brokers on page 8 is deposited with Escrow Holder by Broker, Escrow Holder shall accept such agreement(s) and pay out from Buyer's or Seller's funds, or both, as applicable, the Broker's compensation provided for in such agreement(s). The terms and conditions of this Agreement not set forth in the specified paragraphs are additional matters for the information of Escrow Holder, but about which Escrow Holder need not be concerned. Buyer and Seller will receive Escrow Holder's general provisions directly from Escrow Holder and will execute such provisions upon Escrow Holder's request. To the extent the general provisions are inconsistent or conflict with this Agreement, the general provisions will control as to the duties and obligations of Escrow Holder only. Buyer and Seller will execute additional instructions, documents and forms provided by Escrow Holder that are reasonably necessary to close the escrow.

B.
A Copy of this Agreement shall be delivered to Escrow Holder within 3 business days after Acceptance (or ❑                                                                                                                                               ). Buyer and Seller authorize Escrow Holder to accept and rely on Copies and Signatures as defined in this Agreement as originals, to open escrow and for other purposes of escrow. The validity of this Agreement as between Buyer and Seller is not affected by whether or when Escrow Holder Signs this Agreement.

C.
Brokers are a party to the escrow for the sole purpose of compensation pursuant to paragraphs 29, 32A and paragraph D of the section titled Real Estate Brokers on page 8. Buyer and Seller irrevocably assign to Brokers compensation specified in paragraphs 29 and 32A, respectively, and irrevocably instruct Escrow Holder to disburse those funds to Brokers at Close Of Escrow or pursuant to any other mutually executed cancellation agreement. Compensation instructions can be amended or revoked only with the written consent of Brokers. Escrow Holder shall immediately notify Brokers: (i) if Buyer's initial or any additional deposit is not made pursuant to this Agreement, or is not good at time of deposit with Escrow Holder; or (ii) if Buyer and Seller instruct Escrow Holder to cancel escrow.

D.
A Copy of any amendment that affects any paragraph of this Agreement for which Escrow Holder is responsible shall be delivered to Escrow Holder within 2 business days after mutual execution of the amendment.

29.	BROKER COMPENSATION FROM BUYER: If applicable, upon Close Of Escrow, Buyer agrees to pay compensation to Broker as specified in a separate written agreement between Buyer and Broker.
30.
TERMS AND CONDITIONS OF OFFER:
This is an offer to purchase the Property on the above terms and conditions. All paragraphs with spaces for initials by Buyer and Seller are incorporated in this Agreement only if initialed by all parties. If at least one but not all parties initial, a counter offer is required until agreement is reached. Seller has the right to continue to offer the Property for sale and to accept any other offer at any time prior to notification of Acceptance. Buyer has read and acknowledges receipt of a Copy of the offer and agrees to the above confirmation of agency relationships. If this offer is accepted and Buyer subsequently defaults, Buyer may be responsible for payment of Brokers' compensation. This Agreement and any supplement, addendum or modification, including any Copy, may be Signed in two or more counterparts, all of which shall constitute one and the same writing.

Buyer's Initials (________ )
Seller's Initials (________ )

EQUAL HOUSING
OPPORTUNITY
Copyright © 1991-2004, CALIFORNIA ASSOCIATION OF REALTORS®, INC.
RPA-CA REVISED 10/02 (PAGE 7 OF 8)	Reviewed by Date
Ministry Partners
CALIFORNIA RESIDENTIAL PURCHASE AGREEMENT (RPA-CA PAGE 7 OF 8)

Property Address:	2648 Hampton Way, Clovis, CA 93611	Date:	July 1, 2007

31.
EXPIRATION OF OFFER: This offer shall be deemed revoked and the deposit shall be returned unless the offer is Signed by Seller and a Copy of the Signed offer is personally received by Buyer, or by , who is authorized to receive it by 5:00 PM on the third calendar day after this offer is signed by Buyer (or, if checked, ❑ by _____________________________________________________________________________(date) , at ________________________ ❑ AM ❑ PM).

Date	July 10, 2007	Date
BUYER		BUYER
Ministry Partners Investment Corporation
955 W. Imperial Hwy Ste 101, Brea CA 92821
(Address)

32.	BROKER COMPENSATION FROM SELLER:
A.	Upon Close Of Escrow, Seller agrees to pay compensation to Broker as specified in a separate written agreement between Seller and Broker.
B.	If escrow does not close, compensation is payable as specified in that separate written agreement.
33.
ACCEPTANCE OF OFFER: Seller warrants that Seller is the owner of the Property, or has the authority to execute this Agreement. Seller accepts the above offer, agrees to sell the Property on the above terms and conditions, and agrees to the above confirmation of agency relationships. Seller has read and acknowledges receipt of a Copy of this Agreement, and authorizes Broker to deliver a Signed Copy to Buyer.

❑ (If checked) SUBJECT TO ATTACHED COUNTER OFFER, DATED_______________________________________________________________
Date	July 10, 2007	Date
SELLER		SELLER
Billy M. Dodson
17120 Big Oak Lane, Yorba Linda, CA 92886
(Address)

(_________/_________ ) (Initials)	CONFIRMATION OF ACCEPTANCE: A Copy of Signed Acceptance was personally received by Buyer or Buyer's authorized agent on (date) ___________________________at__________________❑ AM ❑ PM. A binding Agreement is created when a Copy of Signed Acceptance is personally received by Buyer or Buyer's authorized agent whether or not confirmed in this document. Completion of this confirmation is not legally required in order to create a binding Agreement; it is solely intended to evidence the date that Confirmation of Acceptance has occurred.
REAL ESTATE BROKERS:
A.     Real Estate Brokers are not parties to the Agreement between Buyer and Seller.
B. Agency relationships are confirmed as stated in paragraph 27.
C.     If specified in paragraph 2A, Agent who submitted the offer for Buyer acknowledges receipt of deposit.
D. COOPERATING BROKER COMPENSATION: Listing Broker agrees to pay Cooperating Broker (Selling Firm) and Cooperating Broker agrees to accept, out of Listing Broker's proceeds in escrow: (i) the amount specified in the MLS, provided Cooperating Broker is a Participant of the MLS in which the Property is offered for sale or a reciprocal MLS; or (ii) ❑ (if checked) the amount specified in a separate written agreement (C.A.R. Form
CBC) between Listing Broker and Cooperating Broker.

Real Estate Broker (Selling Firm) Integrity Residential Group DRE Lic. #01434142
By	Heather Francine DRE Lic. #01424225			Date 7/2/07
State CA Zip 92886
Address 18200 Yorba Linda Blvd Ste 101		City Yorba Linda
Telephone (714) 961-6003	Fax (714) 961-5497		E-mail hfrancine@integrityreq.com
Real Estate Broker (Listing Firm) DRE Lic. #
By				Date
State Zip
Address		City
Telephone	Fax		E-mail

ESCROW HOLDER ACKNOWLEDGMENT: Escrow Holder acknowledges receipt of a Copy of this Agreement, (if checked, ❑ a deposit in the amount of $				),
counter offer numbers and
, and agrees to act as Escrow Holder subject to paragraph 28 of this Agreement, any supplemental escrow instructions and the terms of Escrow Holder's general provisions.
Escrow Holder is advised that the date of Confirmation of Acceptance of the Agreement as between Buyer and Seller is

Escrow Holder				Escrow #
Date
By

Address
Phone/Fax/E-mail
Escrow Holder is licensed by the California Department of ❑ Corporations, ❑ Insurance, ❑ Real Estate.				License #

( / ) REJECTION OF OFFER:		No counter offer is being made. Thisoffer was reviewed and rejected by Seller on (Date)
(Seller's Initials)

THIS FORM HAS BEEN APPROVED BY THE CALIFORNIA ASSOCIATION OF REALTORS® (C.A.R.). NO REPRESENTATION IS MADE AS TO THE LEGAL VALIDITY OR ADEQUACY OF ANY PROVISION IN ANY SPECIFIC TRANSACTION. A REAL ESTATE BROKER IS THE PERSON QUALIFIED TO ADVISE ON REAL ESTATE TRANSACTIONS. IF YOU DESIRE LEGAL OR TAX ADVICE, CONSULT AN APPROPRIATE PROFESSIONAL.
This form is available for use by the entire real estate industry. It is not intended to identify the user as a REALTOR®. REALTOR® is a registered collective membership mark which may be used only by members of the NATIONAL ASSOCIATION OF REALTORS® who subscribe to its Code of Ethics.
Published and Distributed by
REAL ESTATE BUSINESS SERVICES, INC.
a subsidiary of the California Association of REALTORS®
525 South Virgil Avenue, Los Angeles, California 90020
RPA-CA REVISED 10/02 (PAGE 8 OF 8)

EQUAL HOUSING
OPPORTUNITY

Ministry Partners
CALIFORNIA RESIDENTIAL PURCHASE AGREEMENT (RPA-CA PAGE 8)